Exhibit 23.1

Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545	2228 South Fraser Street
Fax (303) 369-9384	Unit I
E-mail larryodonnellcpa@msn.com	Aurora, Colorado 80014
www.larryodonnellcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in the statement of Form 10-K of Ecoland International, Inc. (A Development State Company) of my report dated December 13, 2009 on the financial statements of Ecoland International, Inc. (A Development State Company) as of May 31, 2009 and for the period from inception (May 31, 1997) to May 31, 2009, and the reference to me under the caption “Experts”.

/s/ Larry O'Donnell, CPA, P.C.
Larry O'Donnell, CPA, P.C.

December 17, 2009
Aurora, Colorado